UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Atlas Lithium Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 28, 2024

Dear Fellow Stockholders,

It is my pleasure to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Atlas Lithium Corporation (the “Company”). The Annual Meeting will be held on May 28, 2024 at 10:00 a.m. Eastern time. The Annual Meeting will be a completely “virtual” meeting. You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/ATLX2024 and entering the control number included on your proxy card or in the instructions that accompany your proxy materials. The purposes of the meeting are:

1.	To elect the five individuals named in the accompanying proxy statement to the Board of Directors, for terms expiring at the 2025 annual meeting;

2.	To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve equity grants as director compensation to the independent directors of the Company;

4.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”);

5.	To vote, on a non-binding, advisory basis, on the frequency (every year, two years or three years) of future say-on-pay votes (“say-on-frequency”); and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April 15, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Annual Report”). The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our Annual Report can be accessed directly at www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.

Your vote is important. Whether or not you plan to attend the virtual meeting, please vote as soon as possible. You may vote your shares by mail, by telephone or over the Internet.

By Order of the Board of Directors,
/s/ Marc Fogassa
Marc Fogassa
Chairman of the Board of Directors
April 15, 2024

Rua Buenos Aires, 10 – 14th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.315-570

(833) 661-7900

PROXY STATEMENT

FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Atlas Lithium Corporation (the “Company”) will be held on Tuesday, May 28, 2024, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/ATLX2024. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Annual Report”) is first being mailed on or about April 15, 2024 to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 28, 2024. Our proxy statement and Annual Report for the fiscal year ended December 31, 2023 are available at proxyvote.com.

Information About this Proxy Statement

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Attending the Annual Meeting

Holders of our shares at the close of business on April 1, 2024, the record date, are permitted to virtually attend our Annual Meeting by visiting www.virtualshareholdermeeting.com/ATLX2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. You will be able to submit questions during the meeting by typing them in the question/chat section of the meeting screen. Questions relevant to meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with the rules of conduct for the Annual Meeting. You also will be able to vote your shares online by attending the Annual Meeting by webcast. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. If your shares are held in the name of a broker, bank, or other nominee, you should contact your broker, bank, or other nominee to obtain your 16-digit control number or otherwise vote through the broker, bank or other holder of record. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

The virtual online meeting will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Matters to be Voted on at the Annual Meeting

Stockholders will vote on five proposals at the Annual Meeting:

●	Proposal 1 – To elect the five individuals named in the accompanying proxy statement to the Board of Directors, each to serve until the next annual meeting of the stockholders of the Company or until their successors are elected and qualified

●	Proposal 2 – To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024

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●	Proposal 3 – To approve equity grants as director compensation to the independent directors of the Company

●	Proposal 4 – To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “say-on-pay” vote)

●	Proposal 5 - To vote, on a non-binding, advisory basis, on the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers (the “say-on-frequency” vote)

In addition, stockholders may transact other business that may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.

Information About Voting

If you are a stockholder of record, you may vote by proxy before the meeting through one of the following three methods:

●	By Telephone - Stockholders located in the United States can vote by telephone by calling the number listed on the enclosed proxy card and following the instructions.

●	By Internet - You can vote over the Internet by going to the link provided on the enclosed proxy card and following the instructions.

●	By Mail - You can vote by mail by signing, dating, and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on May 27, 2024.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

If you vote by proxy, the individual named on the proxy card (your “proxy”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against any or none of the nominees for director and whether your shares should be voted for or against each of the other proposals (or in the case of Proposal 5, whether your shares should be voted for every year, two years or three years). If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

●	FOR the election of all five director nominees listed in this Proxy Statement;

●	FOR the ratification of the appointment of BF Borders CPA PC as our independent registered public accounting firm for our 2024 fiscal year;

●	FOR the approval of equity grants as director compensation to the independent directors of the Company;

●	FOR the approval of the compensation of our named executive officers;

●	For “TWO YEARS” for the frequency of future advisory votes on the compensation of our named executive officers; and

●	For or against any other matter properly presented before the Annual Meeting, in the discretion of the proxy.

If you are a registered stockholder, you may revoke or change your proxy submitted before the Annual Meeting for any reason by (1) voting in person at the Annual Meeting, (2) submitting a later-dated proxy online (your last vote before the Annual Meeting begins will be counted), or (3) sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of the Company, c/o Atlas Lithium Corporation Rua Buenos Aires, 10 –14th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.315-570. If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy.

As of the Record Date, there were 12,769,581 shares of our common stock and one share of our Series A Convertible Preferred Stock (the “Series A stock”) outstanding. Holders of our common stock and Series A stock vote together as a single class on all matters submitted to stockholders. Holders of common stock are entitled to one vote for each share held of record and holders of Series A stock are entitled to such number of votes as shall entitle them in the aggregate to 51% of the total voting power of the capital stock of the Company (representing 13,290,788 votes as of the Record Date).

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Quorum Requirement

A quorum is necessary to hold a valid meeting. The holders of at least a majority of the voting power of the Company’s capital stock, represented in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining whether a quorum exists.

Required Votes for Action to be Taken

Our Second Amended and Restated Bylaws (the “Bylaws”) provide that action by stockholders entitled to vote on a matter shall be determined by a majority of the votes cast, unless our Amended and Restated Articles of Incorporation (the “Articles”), the Bylaws, the Nevada Revised Statues (“NRS”) or other applicable law provide for a different proportion. A “majority of votes cast” means the number of “FOR” votes exceeds the number of “Against” votes. If your shares are held by a broker, you may submit your voting instructions to the broker as to how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not instruct your broker how to vote your shares using the instructions your broker provides to you, your broker may vote your shares at its discretion on Proposal 2 regarding ratification of the Company’s independent registered public accounting firm, but not for any other proposal. When your broker does not vote because it did not receive instructions from you and does not have discretion to vote your shares, it is called a “broker non-vote.” To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares. The following table summarizes the votes required for passage of each proposal:

Proposal		Votes required for approval	Abstentions	Broker non-votes
1.	Election of the five director nominees	Majority of votes cast	No impact	No impact

2.	Ratification of the appointment of BF Borgers CPA PC as our independent registered public accounting firm for the fiscal year ended December 31, 2024	Majority of votes cast	No impact	Not Applicable

3.	Approval of equity grants as director compensation to the independent directors of the Company	Majority of votes cast	No impact	No impact

4.	Non-Binding Say-on-pay vote	Majority of votes cast	No impact	No impact

5.	Non-Binding Say-on-frequency vote	Votes cast in favor of one frequency under the proposal must exceed votes cast in favor of the other frequencies under the proposal. If no frequency receives a majority vote, then the Board will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders	No impact	No impact

Brokers and custodians cannot vote uninstructed shares on your behalf in director elections and compensation related proposals. For your vote to be counted with respect to such proposals, you must submit your voting instruction form to your broker or custodian.

Information About the Company

Atlas Lithium Corporation is a Nevada corporation headquartered in Minas Gerais, Brazil. We refer to Atlas Lithium Corporation as the “Company,” “us,” “we” or “our” in this Proxy Statement, and these designations include our subsidiaries unless we state otherwise.

Smaller Reporting Company

Because the Company qualifies as a “smaller reporting company” under the SEC rules, management has elected to prepare this proxy statement and other annual and periodic reports at scaled disclosure requirements permissible for companies qualifying as a “Smaller Reporting Company” pursuant to the rules of the SEC. Under these scaled disclosure requirements, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

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CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors consists of five directors, with each director being elected in each year and serving a one-year term.

Director Independence

We currently have three independent directors on our Board. We use the definition of “independence” found in the Listing Standards of the Nasdaq Stock Market (the “Nasdaq Rules”) to make this determination. The Nasdaq Rules provide that an “independent director” is a person other than an executive officer or employee of a company or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rules also set forth specific relationships that will bar a finding of independence, including, generally, if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for board or board committee service;

(ii)	compensation paid to a family member who is an employee (other than an executive officer) of the Company; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

●	the director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officer of the Company served on the compensation committee of such other entity;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater, other than (i) payments arising solely from investments in the Company’s securities, or (ii) payments under non-discretionary charitable contribution matching programs;

●	the director or a family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor and worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director and will review the independence of any new directors based on information provided by each director concerning their background, employment, and affiliations, in order to make a determination of independence. Our Board has determined that the following three directors are independent: Ambassador Roger Noriega, Cassiopeia Olson, Esq. and Stephen R. Petersen, CFA.

Controlled Company

Mr. Fogassa, our Chief Executive Officer and Chairman, currently controls approximately 66.5% of the voting power of our capital stock and therefore we are a “controlled company,” as such term is defined under the Nasdaq Rules. As a “controlled company,” we may elect to rely on some or all of the exemptions available to controlled companies under the Nasdaq Rules. We do not currently take advantage of any of these exemptions but may do so in the future.

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Board Leadership Structure

Our Board has discretion to determine whether to separate or combine the roles of Chairman and Chief Executive Officer. Mr. Fogassa has served in both roles since 2012, and our Board continues to believe that his combined role is most advantageous to the Company and our stockholders. Mr. Fogassa possesses in-depth knowledge of the issues, opportunities and risks facing us, as well as our business and our industry. Mr. Fogassa is best positioned to fulfill the Chairman’s responsibility to develop meeting agendas that focus our Board’s time and attention on critical matters and to facilitate constructive dialogue among our director on strategic issues.

Qualifications, Attributes, Skills, and Experience Represented on the Board

The Board has identified qualifications, attributes, skills, and experience that are important to be represented on the Board as a whole, in light of our current needs and business priorities. The Board believes that each director is a recognized person of high integrity with a proven record of success in his or her field. Each director demonstrates innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to the business and operations of the Company. The Board has also assessed the intangible qualities including the director’s ability to ask difficult questions and, simultaneously, to work collegially.

Hedging Policy

Under the Company’s Insider Trading Policy, no officer or director of the Company or its subsidiaries shall, at any time, engage in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities. While employees (other than officers or directors) are not prohibited by the Company’s Insider Trading Policy from engaging in transactions involving hedging or derivatives of Company securities, the Company discourages employees from such activity.

Clawback Policy

The Board adopted a clawback policy (the “Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq Listing Rule 5608. The Clawback Policy provides for recoupment of incentive compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Role of the Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. We have formed supporting committees, including the Audit Committee, the Compensation Committee, and the Nominations Committee, each of which supports the Board by addressing risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominations Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of the Company’s corporate governance policies and procedures.

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Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with our Board, any Board committee, the independent directors as a group, or any individual director, may send communications directly to us at Atlas Lithium Corporation, Rua Buenos Aires, 10 –14th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.315-570, Attention: Corporate Secretary. The Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the Board or to the identified director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.

Director Candidates

Nominees for directorship are recommended to the Board by our Chief Executive Officer and other directors, or by stockholders in accordance with the Nominations Committee charter and the Bylaws. The Nominations Committee has a policy in place for the consideration of director candidates recommended by stockholders. To submit recommendations for nomination of director candidates to the Board, stockholders must submit the recommendation in writing to the Nominations Committee, c/o the Company’s Corporate Secretary at its principal offices, in accordance with, and including the information as set forth in, Appendix B of the Nominations Committee charter.

The Board seeks candidates who possess the background, skills, experience, expertise, integrity, and degree of commitment necessary to make a significant contribution to the Board. In connection with its evaluation of a nominee, the Board takes into account all applicable laws, rules, regulations and listing standards and considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and non-employee or independent directors, the need for Audit Committee expertise, and its evaluation of other prospective nominees.

The Nominations Committee may retain, as appropriate, search firms to assist in identifying qualified director candidates. The Nominations Committee will generally look for individuals who have the following minimum qualifications: high ethical standards, integrity, sound business judgment, no conflicts of interest, achievement in one or more field of business, business understanding and a willingness to devote adequate time to Board duties.

The Nominations Committee reviews Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Nominations Committee may consider certain factors related specifically to our business when identifying, considering and evaluating a potential candidate, including, but not limited to:

●	Knowledge of the mining industry;

●	Accounting or related financial management expertise;

●	Experience executing growth and merger and acquisition strategies, to support the strategic plan for the Company;

●	International exposure and diversity of cultural background and experience with global markets, because the Company has international operations; and

●	Leadership experience at an executive level with understanding of the development and implementation of strategies.

The Nominations Committee has not assigned specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Nominations Committee considers each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity. Continuing directors are evaluated by the Nominations Committee in the same way, including the continuing director’s past contributions to the Board in such evaluation.

Although the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, the Board believes directors should be selected so that the Board is a diverse body. In order to achieve this result, the Board seeks nominees who reflect differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that it believes will strengthen the Board as a whole.

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Board Diversity Matrix (As of April 15, 2024)

Nasdaq has adopted certain governance and disclosure rules regarding diversity of listed companies’ boards of directors. As a company with a board of directors of five or fewer members, we are required to have at least one member of our Board who is “diverse” as defined in the Nasdaq Rules, and as shown below, we have met the Nasdaq’s diversity objective. The following is our Board Diversity Matrix as of the date of this proxy statement. Our Board Diversity Matrix as of March 30, 2023 can be found on our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 30, 2023 and is available on our website at https://www.atlas-lithium.com/investors/.

Board Diversity Matrix

Total Number of Directors		5

Part I: Gender Identity	Female		Male

Directors	1		4

Part II: Demographic Background

Hispanic or Latinx	-		2

White	1		2

LGBTQ+	-		-

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer (“PEO”), principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the code of business conduct and ethics is available on our website at https://www.atlas-lithium.com/our-team/code-of-ethics/. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address does not include or incorporate by reference the information on our website into this document.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominations Committee. Each of the committees reports to the Board. Members serve on these committees until their resignation or until otherwise determined by our Board. The composition, duties and responsibilities of these committees are set forth below. The charters adopted by the Audit, Compensation and Nominations Committees are available on our website at www.atlas-lithium.com/our-team/corporate-governance/. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Our Board has affirmatively determined that all of the members of our Audit, Compensation and Nominations Committees are independent as defined under Nasdaq Rules. The Board also has determined that all members of the Audit Committee meet the independence requirements contemplated by Nasdaq Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in determining the independence of all members of our Compensation Committee, the Board took into account the additional independence considerations required by the Nasdaq Rules and Rule 10C-1 of the Exchange Act relating to Compensation Committee service.

Audit Committee

We have established a written charter for our Audit Committee, available on the Company’s website, in which we set forth the duties of the Audit Committee that include, among other matters, oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the external auditor’s qualifications, independence, and performance, and the performance of our internal audit function as applicable. The Audit Committee’s primary duties and responsibilities are to:

●	oversee our accounting and financial reporting processes and the audits of our financial statements;

●	identify and monitor the management of the principal risks that could impact our financial reporting;

●	monitor the integrity of our financial reporting process and system of internal controls regarding financial reporting and accounting appropriateness and compliance;

●	provide oversight of the qualifications, independence, and performance of our external auditors and the appointed actuary;

●	provide an avenue of communication among the external auditors, the appointed actuary, management, and the Board; and

●	review the annual audited and quarterly financial statements with management and the external auditors. The Audit Committee is also responsible for discussing policies with respect to risk assessment and risk management, including regularly reviewing our cybersecurity and other information technology risks, controls, and procedures and our plans to mitigate cybersecurity risks and respond to data breaches.

The current members of our Audit Committee are Ambassador Roger Noriega, Cassiopeia Olson, Esq. and Stephen R. Petersen, CFA, with Mr. Petersen serving as the chair of the Audit Committee. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and the Board has determined that Mr. Petersen is an “audit committee financial expert” as that term is defined by the applicable rules of the SEC.

Compensation Committee

The Board has delegated to the Compensation Committee the authority to, among other things, make recommendations to the Board relating to compensation of the Company’s executives and officers, produce an annual report on executive compensation to the extent required, review management recommendations relating to compensation policies, retain independent consultants and other experts, make recommendations to the Board with respect to incentive compensation plans, and take other such actions as may be requested or required by the Board from time to time. Our Chief Executive Officer makes recommendations regarding the compensation of the executive officers and directors of the Company (other than his own compensation) to the Compensation Committee. Such recommendations are reviewed by the Compensation Committee, which then makes recommendations to the Board for approval. Our Chief Executive officer does not participate in the decisions with respect to his own compensation. As a smaller reporting company, the Company is exempt from the requirements of providing a Compensation Committee report. The Company does not currently retain a compensation consultant.

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The current members of the Compensation Committee are Ambassador Roger Noriega and Cassiopeia Olson, Esq.

Compensation Committee Interlocks and Insider Participation

At no time have any of the members of our Compensation Committee served as an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers on our Board or Compensation Committee.

Nominations Committee

The Nominations Committee is responsible for, among other things, assisting the Board by identifying qualified candidates for director, and recommending to the Board the director nominees for the next annual meeting of stockholders, leading the Board in its annual review of the Board’s performance, recommending to the Board director nominees for each Board committee and developing and recommending to the Board corporate governance guidelines applicable to the Company. The current members of the Nominations Committee are Cassiopeia Olson, Esq. and Stephen R. Petersen, CFA.

Meetings of the Board of Directors

In fiscal year 2023, our Board met or acted by written consent 14 times, and the standing committees of the Board met or acted by written consent as follows: Audit Committee, four times; Compensation Committee, two times: and Nominations Committee one time. In addition, during the last fiscal year, all directors attended at least 75% of the aggregate of (1) the number of meetings of the Board held during the period for which he or she has been a director and (2) the number of meetings held by all committees of the Board on which he or she served during the periods that he or she served. The Board does not have a formal policy regarding attendance by directors at the annual meeting of stockholders, but it is expected that directors will attend unless unavoidably prevented from doing so by unforeseen circumstances. The Company was not required to, and did hold, an annual meeting of the stockholders in 2023.

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PROPOSAL ONE: ELECTION OF DIRECTORS

The Board is nominating five (5) directors for election to serve until the next annual meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Company’s current directors are Marc Fogassa, Ambassador Roger Noriega, Cassiopeia Olson, Esq., Stephen R. Petersen, CFA and Brian Talbot, each of whom is being nominated for election at the Annual Meeting. Each of the nominees has agreed to stand for election and has indicated he or she is willing to serve as a member of the Board. There are no family relationships among our directors and director nominees, or between our directors, director nominees and executive officers. There are no arrangements of understandings between or among our executive officers and directors pursuant to which any director was or is to be selected as a director or officer. Ages are as of the date of the Annual Meeting.

Marc Fogassa	Director since 2012

Marc Fogassa, age 57, has been a director and our Chairman and Chief Executive Officer since 2012. He has extensive experience in venture capital and public company chief executive management. He has served on boards of directors of multiple private companies in various industries, and has been invited to speak about investment issues, particularly as related to Brazil. Mr. Fogassa double majored at the Massachusetts Institute of Technology (M.I.T.), graduating with two Bachelor of Science degrees in 1990. He later graduated from the Harvard Medical School with a Doctor of Medicine degree in 1995, and also from the Harvard Business School with a Master of Business Administration degree in 1999 with Second-Year Honors. At Harvard Business School, he was Co-President of the Venture Capital and Private Equity Club. Mr. Fogassa was born in Brazil and is fluent in Portuguese and English. Mr. Fogassa is also the Chairman and Chief Executive Officer of Jupiter Gold Corporation, and Chairman and Chief Executive Officer of Apollo Resources Corporation, two of our consolidated subsidiaries. We believe that Marc Fogassa is qualified to serve as a director because of his experience in the management of public companies in mineral exploration and his understanding of Brazil, the jurisdiction where we operate.

Ambassador Roger Noriega	Director since 2012

Ambassador Roger Noriega, age 66, has been an independent director since 2012, and currently serves as Chair of the Compensation Committee and as a member of the Audit Committee of the Board. He has extensive experience in Latin America. Ambassador Noriega was appointed by President George W. Bush and confirmed by the U.S. Senate as U.S. Assistant Secretary of State and served from 2003 to 2005. In that capacity, Amb. Noriega managed a 3,000-person team of professionals in Washington and in 50 diplomatic posts to design and implement political and economic strategies in Canada, Latin America, and the Caribbean. Prior to this assignment, Amb. Noriega served as U.S. Ambassador to the Organization of American States from 2001 to 2003. Since 2009, Amb. Noriega has been the Managing Director of Vision Americas, a Latin America-focused consulting group that he founded. Amb. Noriega has a Bachelor of Arts degree from Washburn University of Topeka, Kansas. We believe that Ambassador Noriega is qualified to serve as a director because of his experience in complex multi-jurisdictional agreements and his business and diplomatic experience with Brazil.

Cassiopeia Olson, Esq.	Director since 2021

Cassiopeia Olson, Esq., age 46, has been an independent director since 2021, and currently serves as a member of the Audit, Compensation and Nominations Committees of the Board. She is an attorney with extensive experience in international contracts, securities law and venture negotiations. She has represented or engaged in transactions with leading companies in the biomedical, technology and products and services sectors. From 2013 to 2017, Ms. Olson was at Kaplowitz Firm P.C. and from 2017 to January 2020, she was an attorney with the Crone Law Group. From February 2020 to May 2022, Ms. Olson was an attorney with Ellenoff Grossman & Schole LP. She has been with Mitchell Silberberg & Knupp since May of 2022. She received a B.A. in Economics and Finance from Loyola University in Chicago, and a J.D. from The John Marshall School of Law. We believe that Ms. Olson is qualified to serve as a director because of her experience with working with large multinational companies in complex transactions and her knowledge of U.S. securities law.

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Stephen R. Petersen, CFA	Director since 2021

Stephen R. Petersen, age 68, has been an independent director since 2021, and currently serves as Chair of the Audit and Nominations Committees of the Board. Mr. Petersen has over 40 years of experience in the capital markets and investment management. Since 2013, he has been a Managing Director and member of the Investment Committee at Prio Wealth, an independent investment management firm with over $3 billion in assets under management. Previously, Mr. Petersen served as Senior Vice President, Investments at Fidelity Investments for approximately 32 years. During his tenure at Fidelity, Mr. Petersen served as a Portfolio Manager and Group Leader of The Fidelity Management Trust Company and was responsible for managing several equity income and balanced mutual funds such as Fidelity Equity Income Fund (1993-2011), Fidelity Balanced Fund (1996-1997), Fidelity VIP Equity-Income Fund (1997-2011), Fidelity Puritan Fund (2000-2007), Fidelity Advisor Equity-Income Fund (2009-2011), and Fidelity Equity-Income II (2009-2011). He began his career at Fidelity as an Equity Analyst. Mr. Petersen received a B.B.A. in Finance and an M.S. in Finance from the University of Wisconsin-Madison. Mr. Petersen serves on the Board of the University of Wisconsin Foundation and Chairs its Investment Committee. He also is Co-Chair of the Executive Committee for the Catholic Schools Foundation Inner-City Scholarship Fund. Mr. Petersen is a Chartered Financial Analyst. We believe that Mr. Petersen is qualified to serve as a director because of his experience with capital markets and his knowledge of finance including expertise with financial statements.

Brian Talbot	Director since 2024

Brian Talbot, age 52, was appointed as a director and our Chief Operating Officer on March 19, 2024, effective as of April 1, 2024. Most recently, Mr. Talbot was the founder and director of RTEK International DMCC (“RTEK”), a consulting firm that advises lithium developers and producers. From July 2022 to September 2023, Mr. Talbot was the Chief Operating Officer at Sigma Lithium Corporation (“Sigma”), a Canadian lithium producer with operations in Brazil. At Sigma, he oversaw the development of Sigma’s flagship Grota do Cirilo project from construction through commissioning and operations. From 2017 to 2022, Mr. Talbot held positions as General Manager and Head of Australian Operations at Galaxy Resources, an entity which is now part of Arcadium Lithium PLC, one of the world’s largest fully integrated lithium companies. While at Galaxy Resources, Mr. Talbot was instrumental in increasing the production at Mt. Cattlin (a hard-rock lithium mine in Ravensthorpe, Western Australia) which resulted in record production. Mr. Talbot holds a bachelor’s degree in chemical engineering with Honors from the University of Witwatersrand, South Africa. We believe that Mr. Talbot is qualified to serve as a director because of his extensive track record as a technical and operational leader throughout his career with over 30 years of experience in mining operations and his extensive experience in DMS (dense media separation) plant development and operation, including designing, planning, building, and managing profitable mining operations globally.

Our Board UNANIMOUSLY recommends that you vote “FOR”

the election of each of the director nominees.

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF BF BORGERS CPA PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2024 FISCAL YEAR

The Audit Committee has appointed BF Borgers CPA PC (“Borgers”) to serve as our independent registered public accounting firm for our 2024 fiscal year and is soliciting your ratification of that appointment.

The Audit Committee has responsibility for appointing our independent registered public accounting firm and stockholder ratification is not required; however, as a matter of good corporate governance, the Board is soliciting your vote on this proposal. If the appointment of Borgers is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Borgers. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.

Representatives of Borgers are expected to be present at the Annual Meeting, to make a statement, if they choose, and to respond to appropriate questions.

Our Audit Committee and Board of Directors unanimously recommend that you vote “FOR” the ratification of the appointment of BF BOrgers cpa Pc as our independent registered public accounting firm for our 2024 fiscal year.

AUDIT RELATED MATTERS

Audit Fees

The following table presents fees for professional services rendered to us by Borgers for services in respect of the years ended 2023 and 2022.

Fee Type	2023	2022
Audit Fees(1)	$88,000	$44,820
Audit-Related Fees(2)	27,500	-
Tax Fees(3)	-	-
All Other Fees(4)	-	-
Total	$115,500	$44,820

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Borgers in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees billed for professional services rendered by Borgers for tax compliance, tax advice and tax planning. There were no such fees billed by Borgers during the last two fiscal years.

(4)	“All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. There were no such fees billed by Borgers during the last two fiscal years.

Pre-Approval Policies and Procedures

All services performed by, and fees paid to, Borgers for our fiscal years ended December 31, 2023, and 2022 were approved by our Audit Committee. Before Borgers is engaged to perform services, the engagement is approved by our Audit Committee.

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AUDIT COMMITTEE REPORT

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with generally accepted accounting principles and applicable laws and regulations. Our independent auditors during 2023, BF Borgers CPA PC, were responsible for performing an independent audit of our financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of our financial statements with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has:

●	Reviewed and discussed the audited consolidated financial statements with the Company’s management and discussed with BF Borgers CPA PC, independent registered public accounting firm for the Company, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board;

●	Received from BF Borgers CPA PC the written communications required by applicable requirements of the Public Company Accounting Oversight Board regarding BF Borgers CPA PC’s independence, discussed with BF Borgers CPA PC its independence, and concluded that BF Borgers CPA PC is independent from the Company and its management; and

●	After review and discussions with management and BF Borgers CPA PC, recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Respectfully Submitted:

Stephen R. Petersen, CFA (Chair)

Ambassador Roger Noriega

Cassiopeia Olson, Esq.

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PROPOSAL THREE: approval of equity grants as director compensation to the independent directors of the Company

In 2023, the Board determined that the compensation of the Company’s independent directors for the year ending December 31, 2024 (the “Independent Director Compensation”) should consist of non-qualified stock options to purchase 10,000 shares of our common stock, at an exercise price of $0.01 per share. The options vest monthly over a one year period, provided that they may not be exercised prior to the Company obtaining stockholder approval for the issuance of the options. The options expire on March 15, 2025. Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “ATLX”. On April 8, 2024, the closing price of our common stock on the Nasdaq was $18.32 per share.

As independent directors, Ambassador Noriega, Ms. Olson and Mr. Petersen will participate in the Independent Director Compensation. Directors who serve as officers of the Company, including Mr. Fogassa and Mr. Talbot, did not receive the Independent Director Compensation.

The stock options that have been granted as Independent Director Compensation will be cancelled if stockholder approval is not received.

New Plan Benefits Table – Independent Director Compensation

Name and Position	Number of Units
Ambassador Roger Noriega, independent director	$10,000
Cassiopeia Olson, Esq., independent director	$10,000
Stephen R. Petersen, CFA, independent director	$10,000
Non-executive directors (as a group)	$30,000

Certain U.S. Federal Income Tax Consequences. No income is generally recognized by the independent directors at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income will be recognized by the independent director in an amount equal to the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares acquired upon exercise have been held.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE equity grants as director compensation to the independent directors of the Company.

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PROPOSAL FOUR: Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve and vote, in a non-binding advisory basis, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 4 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, is hereby APPROVED.”

In considering their vote, stockholders may wish to review the information regarding our compensation, as presented in the Executive Compensation section of this Proxy Statement.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE: Non-binding Vote on Frequency of Stockholder Votes on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory basis, whether a non-binding advisory stockholder vote to approve the compensation paid to our named executive officers, should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The Board believes that a two-year vote cycle will balance the interest of stockholders in providing regular input on executive compensation and the interests of the Board and stockholders in allowing sufficient time to evaluate the long-term effectiveness of the Company’s executive compensation philosophy, policies and practices.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “TWO YEARS” WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

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MANAGEMENT

The following table provides information regarding our executive officers, including their ages, as of the date of filing of this Proxy Statement:

Name	Age	Position
Marc Fogassa	57	Chairman and Chief Executive Officer
Brian Talbot	52	Chief Operating Officer, Director
Gustavo Pereira de Aguiar	41	Chief Financial Officer, Principal Accounting Officer, Treasurer
Igor Tkachenko	38	Vice President, Corporate Strategy
Nicholas Rowley	39	Vice President, Business Development

Biographical information for Mr. Fogassa and Mr. Talbot is disclosed above in the section entitled “Proposal One: Election of Directors.”

Gustavo Pereira de Aguiar	Officer since 2022

Gustavo Pereira de Aguiar, age 41, has been our Chief Financial Officer, Principal Accounting Officer, and Treasurer since 2022. From 2016 until 2022, Mr. Aguiar was the Controller of Jaguar Mining, Inc., a Canadian publicly traded company with two producing gold mines in the state of Minas Gerais in Brazil. From 2013 to 2016, Mr. Aguiar was Controller at Grupo Orguel, an enterprise in the construction equipment rental sector in Brazil which received funding from Carlyle, a U.S. private equity group, and from 2010 to 2013, Mr. Aguiar worked at Mirabella Mineração, which at the time was developing its nickel project in the state of Bahia in Brazil. From 2006 to 2010, Mr. Aguiar was an auditor with Deloitte in Brazil. Mr. Aguiar has undergraduate degrees in Business Administration and in Accounting from Universidade FUMEC in Brazil. He has an executive MBA and further post-graduate education in finance from Fundação Dom Cabral in Brazil. Mr. Aguiar is fluent in Portuguese and English and is a licensed accountant in Brazil.

Igor Tkachenko	Officer since 2023

Igor Tkachenko, age 38, has been our Vice President, Corporate Strategy since 2023. Igor Tkachenko, a Ukrainian-American and a US-trained physician, has served as a strategic advisor to us since 2021, lending his leadership talents and private sector experience to further the company’s mission to become a leading hard-rock lithium provider for the green energy transition. In 2022, Igor Tkachenko began consulting for us as our Director of Strategic Development, overseeing the rapid expansion of our investor relations efforts. He participated in the design and execution of our organizational growth strategy that led to our successful up-listing to Nasdaq in January 2023. Mr. Tkachenko graduated from the emergency medicine residency in 2019, after which he worked clinically at the University of Tennessee Medical Center and served as a Clinical Assistant Professor at the University of Tennessee Graduate School of Medicine. Mr. Tkachenko transitioned from his academic role to take on an executive position at the Company and began serving as our Vice President of Corporate Strategy in 2023. His education includes a Bachelor of Science (Summa Cum Laude) and a Doctor of Medicine degrees.

Nicholas Rowley	Officer since 2023

Nicholas Rowley, age 39, has been our Vice-President, Business Development since 2023. Mr. Rowley is an experienced corporate executive with a strong financial background with over 18 years’ experience specializing in marketing and sales of various raw materials, corporate advisory, M&A transactions and equities markets. Mr. Rowley most recently served as Director - Corporate Development of Galaxy Resources Limited, an ASX-listed lithium company from 2014 until 2021. Mr. Rowley through this role saw the implementation and closing of the A$6 billion merger with Orocobre Limited, to create the world’s fifth largest lithium producer Allkem (ASX: AKE) in mid-2021 now Arcadium Lithium Plc (Nasdaq: ATLM). Mr. Rowley has a strong understanding of the international lithium market having traded various lithium minerals over the last 10 years. Having overseen the marketing and sales division at Galaxy Resources since the restart of the Mt. Cattlin project in 2016, he has been integral in building the supply chain from Australia through to Asia over that time.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program in the fiscal year ended December 31, 2023, for our “named executive officers.” As a smaller reporting company, the SEC defines our named executive officers as (i) our Chief Executive Officer; (ii) our two most highly compensated executive officers other than the Chief Executive Officer, who were serving as such as of December 31, 2023; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to (ii) but for the fact they were not serving as an executive officer at the end of the year. As a “smaller reporting company” and pursuant to the rules of the SEC, the Company is providing 2023 and 2022 compensation information for the following individuals as our named executive officers according to this definition:

●	Marc Fogassa, Chief Executive Officer;

●	Gustavo Pereira de Aguiar, Chief Financial Officer;

●	Igor Tkachenko, Vice President of Corporate Strategy; and

●	Brian Bernier, Vice President, Investor Relations.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s named executive officers for the Company’s fiscal years ending 2023 and 2022.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (2)	Total ($)
Marc Fogassa, Chairman and	2023	-				607,786	(3)	2,133,410	(4)	453,752	(3)	34,645	3,229,593
Chief Executive Officer	2022	-		177,751		177,751		743,414		177,751		33,643	1,310,310
Gustavo Aguiar,	2023	133,692	(5)	-		-		-		47,520	(6)	3,476	184,688
Chief Financial Officer	2022	80,903		-		464,549	(7)	-		70,000		-	615,542
Brian Bernier,	2023	-		341,900	(8)	164,659	(9)	-		-		-	506,559
VP, Investor Relations	2022	100,000		24,900		30,000		-		-		-	154,900
Igor Tkachenko, VP, Corporate Strategy	2023	210,000	(10)	-		4,234,498	(11)	-		-		-	4,444,498

(1)	The amounts in these columns reflect the aggregate grant date fair value of stock awards and stock options calculated in accordance with FASB ASC Topic 718. Please see Note 5 to the consolidated financial statements for the year ended December 31, 2023, contained in our 2023 Annual Report for the assumptions used in the calculation of grant date fair values pursuant to FASB ASC Topic 718.

(2)	All Other Compensation includes disability, medical, dental and vision insurance coverage benefits.

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(3)	Pursuant to the terms of Mr. Fogassa’s amended and restated employment agreement, his performance bonus for each calendar year is earned when the level of achievement is determined by the Board in the calendar year following the corresponding performance year. Such an amount is paid half in cash and half in fully-vested shares of common stock granted after the performance bonus is determined. The amount shown in the Stock Awards column for 2023 represents the grant of fully vested shares of common stock during calendar year 2023 for performance in the calendar year 2022. The grant of the Stock Award for calendar year 2023 performance was approved and granted by Board in calendar year 2024.

(4)	Represents options to purchase 30,000 shares of Series D Convertible Preferred Stock. All of the options to purchase Series D Convertible Preferred Stock have been exercised and there are no such options currently outstanding.

(5)	Represents Mr. Pereira de Aguiar’s base salary of $9,500 per month through August 31, 2024, and his base salary of $15,000 per month, effective as of September 1, 2023, as described below.

(6)	Pursuant to his employment agreement, Mr. Pereira de Aguiar is entitled to a cash bonus tied to certain performance metrics.

(7)	Represents 85,019 restricted shares of common stock, in the form of restricted stock units, as described under the “Gustavo Pereira de Aguiar Agreement” discussion below.

(8)	Pursuant to his employment agreement, Mr. Bernier is eligible to receive bonuses provided at our discretion.

(9)	In 2023, Mr. Bernier received (i) 1,456 fully vested shares of common stock as monthly compensation from January 2023 to May 2023 and (iii) a grant of 5,600 restricted stock units which vest annually over four years beginning June 1, 2024.

(10)	Mr. Tkachenko was appointed Vice President, Corporate Strategy in September 2023 and the amount shown represents a pro-ration of his annual base salary of $420,000.

(11)	Represents 80,000 shares of common stock granted to Mr. Tkachenko as a bonus during his consultancy period, prior to becoming an executive officer, and 40,533 shares issued pursuant to Mr. Tkachenko’s employment agreement based on us achieving certain market capitalization milestones that, in the aggregate, had a grant date fair value of $2,957,912. The amount in the table also includes $1,276,585 related to the Company’s contingent obligation to issue shares of common stock pursuant to Mr. Tkachenko’s employment agreement, as described under the “Igor Tkachenko Agreement,” below. This amount was calculated based on a Monte Carlo Simulation valuation in accordance with FASB ASC Topic 718 as of the date of the employment agreement, including an assumed 127,635 shares of common stock to be issued, as further described in Note 5 to the consolidated financial statements for the year ended December 31, 2023, contained in our 2023 Annual Report. If the Company ultimately issues shares to Mr. Tkachenko in excess of the amount included in the assumptions used in the Monte Carlo Simulation valuation, the Company will report the value of such additional shares in the Summary Compensation Table for the year in which such shares are actually issued.

Narrative to Summary Compensation Table

Marc Fogassa Agreement

On December 31, 2020, our Board approved an amendment and restatement of the employment agreement between us and Marc Fogassa, our Chief Executive Officer (the “A&R Employment Agreement”). Under the A&R Employment agreement, Mr. Fogassa no longer received a salary payable in cash, which under the terms of the prior agreement was for an amount of $250,000 per annum. Instead, he was to be granted non-qualified stock options to purchase 33,333 shares of common stock at an exercise price of $0.0075 per share. Pursuant to the A&R Employment Agreement, Mr. Fogassa is also entitled to incentive compensation payable half in cash and half in fully vested shares of common stock upon achievement of certain book value metrics, as set forth in the A&R Employment Agreement.

Under the A&R Employment Agreement, Mr. Fogassa is entitled to a housing benefit of up to $5,000 per month for a primary or secondary residence out of the United States. We shall pay all costs of reasonable medical, dental, vision, long-term disability, and short-term disability to Mr. Fogassa, and to his spouse or partner and children under the age of 21, at reasonable plans chosen by Mr. Fogassa. Unless declined by Mr. Fogassa, we shall pay the annual premium costs of a life insurance policy for Mr. Fogassa in the amount of $5,000,000 for payment to his designated beneficiaries. In the event of a termination of employment by us, we shall immediately make a payment to Mr. Fogassa equal to $500,000. If upon the completion of a change of control, or other corporate event, Mr. Fogassa is no longer our Chief Executive Officer, or the Chief Executive Officer of our new controlling person, as the case may be, then we shall immediately make a payment to Mr. Fogassa equal to $2,000,000.

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In September 2021, the Board determined to allow Mr. Fogassa, at his election, to receive monthly grants of stock options to purchase shares of the Series D Convertible Preferred Stock in lieu of the options to purchase common stock as described above, and in 2023, Mr. Fogassa was granted stock options to purchase 2,500 shares of Series D Convertible Preferred Stock each month. In December 2023, the Board approved Mr. Fogassa receiving such stock option compensation on an annual, rather than monthly, basis. Additionally, Mr. Fogassa elected to begin again receiving options to purchase shares of common stock, and in 2024, Mr. Fogassa was granted an annual award of stock options to purchase 399,966 shares of common stock pursuant to these actions.

Gustavo Pereira de Aguiar Agreement

On March 15, 2022, Gustavo Pereira de Aguiar, our Chief Financial Officer, entered into an agreement with us, effective March 16, 2022 (the “Start Date”), pursuant to with Mr. Aguiar is providing services to us (the “GPA Employment Agreement”).

Under the GPA Employment Agreement, Mr. Pereira de Aguiar received a signing bonus totaling $25,000, and was entitled to base cash compensation of $9,500 per month and a maximum annual bonus of $45,000, with the amount received conditioned on the filing by us, on an annual basis, of one Form 10-K and three Forms 10-Q with the SEC. Further, on the Start Date, for the purchase price of $1.00, Mr. Pereira de Aguiar was to be granted 85,019 shares of common stock that would vest over four years in four tranches. In satisfaction of Mr. Pereira de Aguiar’s right to receive such shares, we have granted him an equity award in the form of 85,019 restricted stock units (“RSUs” and the RSU grant, the “GPA RSU Grant”), which vests in four equal tranches over four years from the date of grant.

The GPA Employment Agreement is terminable at any time by mutual agreement of the parties and at any time for any reason or no reason by either party, with prior written notice of thirty days to the other party; provided, that if Mr. Pereira de Aguiar’s employment is terminated for any reason by us other than gross negligence or willful malfeasance, the GPA RSU Grant shall be deemed to be fully vested immediately upon such termination. The GPA Employment Agreement, as amended, provided for a payment of $30,000 if such termination occurred before the second anniversary of the Start Date. If we terminate the GPA Employment Agreement for gross negligence or willful malfeasance, then the portion of the GPA RSU Grant which is not yet vested shall be deemed to be forfeited.

In December 2023, the Board approved certain amendments to Mr. Pereira de Aguiar’s compensation, pursuant to which, (i) effective September 1, 2023, he is entitled to a base salary of $15,000 per month, (ii) for calendar year 2024, Mr. Pereira de Aguiar’s performance-based bonus will entitle him to earn a cash payment equal to five times his then monthly salary upon the achievement of certain goals related to his duties as Chief Financial Officer, and (iii) his GPA RSU Grant was amended to provide for immediate vesting upon a change in control. On March 31, 2024, the Board approved an amendment to the GPA Employment Agreement to reflect the nature of the equity grant as RSUs.

Igor Tkachenko Agreement

On September 30, 2023, we entered into an employment agreement with Igor Tkachenko that provides for a term through December 31, 2026, subject to renewal by mutual consent. The agreement provides that Mr. Tkachenko will serve as our Vice President of Corporate Strategy and will be entitled to a base salary of $420,000 per year. Additionally, Mr. Tkachenko will have the right to receive shares of our common stock equal to 0.2% of the shares of common stock then outstanding when and if our market capitalization reaches $200 million, $300 million, $400 million, $500 million, $600 million, $800 million and $1 billion. The agreement further provides that in the event that we undergo a change in control (as defined in our 2023 Stock Incentive Plan) and any of the foregoing performance requirements have not been met, Mr. Tkachenko’s right to receive such shares will be accelerated. The agreement also contains a non-compete provision pursuant to which Mr. Tkachenko has agreed not to engage in competitive activities during his employment period and for a period of one year thereafter.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Marc Fogassa	-	-	-	-	-	-		-	-		-
Gustavo Aguiar	-	-	-	-	-	63,764	(2)	1,994,545	-		-
Igor Tkachenko	-	-	-	-	-	-		-	127,635	(3)	3,992,485
Brian Bernier	-	-	-	-	-	5,600	(4)	175,168	-		-

(1)	All amounts are based on the closing price of our common stock on December 29, 2023, of $31.28.

(2)	Represents restricted stock units, 21,255 of which vest on each of March 16, 2024, and March 16, 2025, and 21,254 of which vest on March 16, 2026.

(3)	As disclosed above, pursuant to Mr. Tkachenko’s employment agreement, the Company may be required to issue shares to Mr. Tkachenko, if and when our market capitalization reaches $400 million, $500 million, $600 million, $800 million, and $1 billion. The number of shares to be issued is a percentage of the number of shares of our common stock outstanding when the milestones are met. The Company performed a Monte Carlo Simulation valuation to calculate the liability associated with the contingent issuance of the shares, pursuant to which 127,635 were determined to be potentially issuable, and therefore has reported that number of shares as being unearned units in the table above.

(4)	Represents restricted stock units which vest over four years in four equal tranches beginning June 1, 2024.

Director Compensation

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2023 that we paid to each director other than our Chief Executive Officer, whose compensation is fully reflected in the Summary Compensation Table set forth above. We do not sponsor a pension benefits plan, a non-qualified deferred compensation plan, or a non-equity incentive plan for directors; therefore, these columns have been omitted from the following table. No other or additional compensation for services were paid to any of the directors. In December 2023, the Board approved compensation for independent directors for fiscal 2024, pursuant to which each director received options to purchase 10,000 shares of our common stock, which will vest monthly in equal increments over a one-year period. The Independent Director Compensation is further described under Proposal 3.

21

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)			Total ($)
Ambassador Roger Noriega			$374,356	(2)		$374,356
Cassiopeia Olson, Esq.		$6,000 (3)	$-		$	$6,000
Stephen R. Petersen, CFA		$6,000 (3)	$-		$	$6,000

(1)	The amounts in these columns reflect the aggregate grant date fair values of shares of common stock and stock options granted in 2023 to each director calculated in accordance with FASB ASC Topic 718. Please see Note 5 to the consolidated financial statements for the year ended December 31, 2023, contained in our 2023 Annual Report for the assumptions used in the calculation of grant date fair value pursuant to FASB ASC Topic 718.

(2)

Ambassador Noriega was party to a compensation arrangement with the Company pursuant to which he is entitled to receive, on a quarterly basis, ten-year non-qualified stock options to purchase up to 20,000 shares of our common stock at an exercise price equal to $0.0075 per share.

On September 15, 2021, our Board approved a change to the arrangement that allows Ambassador Noriega the choice to elect to receive the compensation in either options to purchase our common stock or to an equivalent number of options to purchase Series D Convertible Preferred Stock. In 2023, Ambassador Noriega received options to purchase 6,000 shares of Series D Convertible Preferred Stock pursuant to this election. All of such options were exercised in 2023, and Ambassador Noriega converted the shares of Series D Convertible Preferred Stock were converted into shares of our common stock. The compensation arrangement with Ambassador Noriega was terminated in connection with the approval of Independent Director Compensation described under Proposal 3.

(3)	Ms. Olson and Mr. Petersen had the right to receive $6,000 in cash each for services as a director during 2023. Both were given a choice and opted to receive shares of our common stock at the then public market price instead of cash. Beginning in 2024, Ms. Olson and Mr. Petersen will instead receive the Independent Director Compensation described under Proposal 3.

Equity Compensation Plan

On May 25, 2023, the Board approved, and our majority stockholder ratified and confirmed the adoption of the 2023 Stock Incentive Plan. The table below sets forth certain information as of December 31, 2023, with respect to the 2023 Stock Incentive Plan.

22

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column “(a)”) (c)

Equity compensation plans approved by security holders (2023 Stock Incentive Plan)	1,167,652	(i)	$	nil	(ii)	426,274
Total	1,167,652			$-		426,274

(i)	1,167,652 in restricted stock awards with common stock to be issued upon fulfillment of a variety of time, market and performance vesting conditions.

(ii)	Includes only the weighted-average exercise price of the outstanding options, as the restricted stock awards have no associated exercise price.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our Compensation Committee views the link between company performance and our named executive officers’ (“NEO”) pay. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The “Compensation Actually Paid”, which is presented in the table below, is defined by the SEC and does not reflect amounts actually paid, earned or received by our named executive officers. A significant portion of the “Compensation Actually Paid” amounts shown relate to changes in values of unvested awards over the course of the applicable reporting year. Any unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. The ultimate values actually realized by our named executive officers from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

23

Year (1)	Summary Compensation Table Total for PEO ($)(2)(3)	Compensation Actually Paid to PEO ($)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)(5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(7)	Net Loss ($)
2023	$3,229,593	$3,229,593	$1,711,915	$3,193,184	$2,979.05	$(41,393,525)
2022	$1,310,310	$1,310,310	$385,176	$450,468	$666.67	$(4,628,520)
2021	$1,091,273	$1,091,273	N/A	N/A	$542.86	$(2,772,358)

(1)	In accordance with Item 402(v) of Regulation S-K, only three years of information is required for smaller reporting companies.

(2)	The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) set forth in the Company’s most recently filed Annual Report on Form 10-K. See the footnotes to the SCT for further detail regarding the amounts in this column. The amount reported as the Summary Compensation Table Total for our NEOs in 2022, and as a result, the Compensation Actually Paid calculation for 2022, have been adjusted to correct clerical errors in the Revised Definitive Information Statement on Schedule 14C, filed with the SEC On June 5, 2023.

(3)	For all years in question, our Principal Executive Officer (“PEO”) was the Company’s Chairman and Chief Executive Officer, Marc Fogassa.

(4)	The following table sets forth the adjustments made during 2021, 2022 and 2023 in the Pay Versus Performance Table to arrive at compensation “actually paid” to our PEO:

Adjustments to Determine Compensation “Actually Paid” for PEO	Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vest during year	Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2023	$(2,741,196)	$0	$2,741,196	$0	$0	$0	$0	$2,741,196
2022	$(921,165)	$0	$921,165	$0	$0	$0	$0	$921,165
2021	$(901,940)	$0	$901,940	$0	$0	$0	$0	$901,940

(5)	During 2021, the Company did not employ any non-PEO NEOs because none of our executive officers, other than the CEO, received compensation in excess of $100,000. During 2022, our remaining NEOs consisted of Gustavo Aguiar (Chief Financial Officer) and Brian Bernier (Vice President, Corporate Development). Mr. Aguiar was appointed as our Chief Financial Officer on March 16, 2022. During 2023, our remaining non-PEO NEOs consisted of Gustavo Aguiar (Chief Financial Officer), Brian Bernier (Vice President, Corporate Development) and Igor Tkachenko (Vice President of Corporate Strategy).

(6)	The following table sets forth the adjustments made during 2021, 2022 and 2023 in the Pay Versus Performance Table to arrive at the average compensation “actually paid” to our non-PEO NEOs:

Adjustments to Determine Average Compensation “Actually Paid” for PEO	Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vest during year	Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2023	$(1,466,386)	$1,389,205	$995,697	$516,063	$46,690	$0	$0	$2,947,655
2022	$(247,275)	$297,567	$15,000	$0	$0	$0	$0	$312,567

(7)	Total shareholder return is calculated for each year based on a fixed investment of $100 from the beginning of the earliest year in the table (December 31, 2020) through the end of each applicable year in the table, assuming reinvestment of dividends.

24

Pay Versus Performance Relationship Disclosures

Compensation Actually Paid and Cumulative Total Shareholder Return

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total stockholder return for the fiscal years ended December 31, 2023, 2022 and 2021. Total stockholder return amounts reported in the graph assume an initial fixed investment of $100 on December 31, 2020.

Compensation Actually Paid and Net Loss

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net loss for the fiscal years ended December 31, 2023, 2022 and 2021.

25

Ownership BY Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of Company common stock as of April 8, 2024 by:

●	Each person known by the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

●	Each of the Company’s named executive officers, directors and director nominees; and

●	All executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of common stock of the Company is based on 14,640,831 shares of Company common stock issued and outstanding as of April 8, 2024.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Name and Address of Beneficial	Common Stock (2)		Series A Preferred Stock (3)		Combined Voting Power (4)
Owner (1)	Number	%	Number	%	Number	%
Directors and Named Executive Officers:
Marc Fogassa(5)	4,617,779	31.1%	1	100%	4,617,779	66.5%
Ambassador Roger Noriega(6)	392,201	2.7%	-	-	392,201	1.3%
Cassiopeia Olson, Esq.(7)	16,738	-%	-	-	16,738	-%
Stephen R. Petersen, CFA(8)	39,308	-%	-	-	39,308	-%
Gustavo Pereira de Aguiar	42,510	-%	-	-	42,510	-%
Igor Tkachenko	179,255	1.2%			179,255	-%
Brian Bernier (9)	45,033	-%	-	-	45,033	-%
All executive officers and directors (8 persons)(10)	5,589,810	37.3%	1	100%	5,589,810	68.9%
Over 5% Stockholders:
Antonis Palikrousis (11)	771,038	5.3%	-	-	771,038	2.6%
Mitsui & Co., Ltd. (12)	1,871,250	12.8%	-	-	1,871,250	6.3%

26

(1)	The mailing address of each of the officers and directors as set forth above is c/o Atlas Lithium Corporation,1200 N. Federal Hwy, Suite 200, Boca Raton, Florida 33432, United States. The mailing address of Antonis Palikrousis is Flat 507, Sunlight Tower Amin Bin, Yasir Street, Al Qasmiya Sharjah, United Arab Emirates. The mailing address of Mitsui & Co., Ltd is 2-1, Otemachi 1-chome, Chiyoda-ku Tokyo 100-8631, Japan.

(2)	Each share of common stock is entitled to one vote.

(3)	The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Preferred”) provides that for so long as Series A Preferred is issued and outstanding, the holders of Series A Preferred shall vote together as a single class with the holders of common stock, with the holders of Series A Preferred being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred then outstanding, and the holders of common stock are entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. The one share of Series A Preferred is convertible into one share of common stock and may be converted at any time at the election of the holder. The one issued and outstanding share of Series A Preferred has been held by Marc Fogassa since 2012.

(4)	Represents the aggregate number and the combined percentage of voting power of our common stock and Series A Preferred voting together as a single class. As of April 8, 2024, 14,640,831 shares of our common stock were issued and outstanding, and one share of our Series A Preferred was issued and outstanding. As described above, the Series A Preferred represents 51% of the total voting power of the common stock.

(5)	Consists of 4,401,453 shares of our common stock owned by Marc Fogassa and his affiliates, 16,328 shares of common stock earned by Mr. Fogassa in respect of our performance in 2023 and contractually owed pursuant to his December 2020 employment agreement, which he has the right to receive within 60 days; 199,998 shares of common stock underlying compensatory vested stock options and stock options that will vest within 60 days; and 1 share of Series A Preferred which Mr. Fogassa has held since 2012.

(6)	Consists of 387,201 shares of common stock and 5,000 shares underlying vested stock options and stock options that will vest within 60 days.

(7)	Consists of 1,071 shares of common stock and 15,667 shares of common stock underlying vested stock options and stock options that will vest within 60 days.

(8)	Consists of 34,308 shares of common stock and 5,000 shares of common stock underlying vested stock options and stock options that will vest within 60 days.

(9)	Mr. Bernier ceased to be an executive officer in December 2023.

(10)	Consists of 5,248,228 shares of common stock and 341,583 shares of common stock issuable within 60 days.

(11)	Based solely on an Amendment to Schedule 13G filed with the SEC on February 14, 2024, by Mr. Palikrousis.

(12)	See Schedule 13D filed with the SEC on April 10, 2024, by Mitsui& Co., Ltd.

27

Delinquent Section 16(a) Reports

Under Section 16 of the Exchange Act, our directors, executive officers and any persons holding more than 10% of our common stock are required to report initial ownership of our common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this Proxy Statement any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, we are aware of the following: (i) Nicholas Rowley filed a late Form 3 after being appointed as our Vice President, Business Development; (ii) each of the following persons, all of whom ceased to be officers subject to the reporting requirements of Section 16 in December 2023, failed to file two Forms 4, each of which reported one transaction: Brian Bernier, Joel de Paiva Monteiro, Volodymyr Myadzel, and Areli Nogueira da Silva Júnior; (iii) Marc Fogassa reported five transactions late, each of which should have been reported on a separate Form 4; (iv) Stephen R. Petersen failed to file three Forms 4, each reporting one transaction; (v) Cassiopeia Olson failed to file one Form 4 reporting one transaction; and (vi) Roger Noriega filed three late Forms 4, each reporting one transaction. All of the transactions that should have been reported on a Form 4 have since been reported on a late year-end report on Form 5.

28

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since December 31, 2021 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of our average total assets at year end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, had or will have a direct or indirect material interest. Pursuant to its charter, the Audit Committee is responsible for reviewing and approving any transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Martin Rowley

On November 7, 2023, we entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Martin Rowley and other experienced lithium investors relating to the issuance of up to an aggregate of $20,000,000 of convertible promissory notes. Pursuant to the Purchase Agreement, an aggregate of $10,000,000 of notes, which accrue interest at a rate of 6.5% per annum (each a “Note”), were issued, including $2,000,000 of Notes issued to an entity controlled by Mr. Rowley. The Notes are convertible into shares of our common stock at an exercise price of $28.225 and will mature on November 24, 2026. Martin Rowley is a senior advisor to us and is the father of Nicholas Rowley, our Vice President, Business Development.

On September 22, 2023, we entered into a Lead Advisory Services Agreement with Martin Rowley, through which Mr. Rowley has been providing advisory services to us. The agreement contemplates the issuance of up to 100,000 restricted share units upon achievement of certain milestones set forth in the agreement. Martin Rowley is the father of Nicholas Rowley, our Vice President, Business Development.

RTEK International DMCC

On July 17, 2023, we entered into a Technical Services Agreement (the “RTEK Agreement”) for mining engineering, planning and business development services with RTEK International DMCC (“RTEK”), an entity controlled by Nick Rowley, our Vice President, Business Development, and Brian Talbot, our Chief Operating Officer and a director of the Company. In connection with the appointment of Mr. Talbot as our Chief Operating Officer and a member of our Board, we entered into an Amended and Restated RTEK Agreement (the “A&R RTEK Agreement”) to provide that Mr. Talbot will not receive any compensation in his individual capacity for services under the RTEK Agreement. The A&R RTEK Agreement provides for the payment by us of an estimated amount of $1,449,000 and the issuance of up to 410,000 restricted share units of our common stock to employees and contractors of RTEK, depending on the achievement of certain milestones. As of April 8, 2024, we have made payments of approximately $2.5 million to RTEK.

Apollo Resources and Jupiter Gold

The Company holds a 58.71% equity interest in Apollo Resources Corporation, a private company primarily focused on the development of an iron mine located in the state of Minas Gerais in Brazil, and a 27.42% equity interest in Jupiter Gold Corporation (OTCBQ: JUPGF), a company focused on the exploration of two gold projects and a quartzite mine.

During the year ended December 31, 2023, Apollo Resources granted options to purchase an aggregate of 180,000 shares of its common stock to Marc Fogassa at a price of $0.01 per share. The options were valued at $235,034 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: Apollo Resources’ common stock price on the date of the grants ($5.00 to $6.00), an illiquidity discount of 75%, expected dividend yield of 0%, historical volatility calculated between 17.41% and 57.96%, risk-free interest rate between a range of 3.42% to 4.73%, and an expected term of 10 years. As of December 31, 2023, an aggregate 405,000 Apollo Resources common stock options were outstanding with a weighted average life of 8.84 years at an average exercise price of $0.01 and an aggregated intrinsic value of $2,425,950.

During the year ended December 31, 2023, Jupiter Gold granted options to purchase an aggregate of 420,000 shares of its common stock to Marc Fogassa at prices ranging between $0.01 to $1.00 per share. The options were valued at $115,038 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: Jupiter Gold’s common stock price on the date of the grant ($0.65 to $2.10), an illiquidity discount of 75%, expected dividend yield of 0%, historical volatility calculated between 268% and 364%, risk-free interest rate between a range of 3.42% to 4.73%, and an expected term between 5 and 10 years. During the year ended December 31, 2023, Marc Fogassa exercised a total 1,115,000 options at a $0.98 weighted average exercise price. These exercises were paid for with 386,420 options conceded in cashless exercises. As a result of the options exercised, Jupiter Gold issued 728,580 shares of its common stock to Marc Fogassa.

29

ADDITIONAL INFORMATION

Stockholder Proposals and Nominees for the 2025 Annual Meeting of Stockholders

In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any proposal of a stockholder intended to be included in our proxy statement for the 2025 Annual Meeting must be received by us no later than December 16, 2024 unless the date of our 2025 Annual Meeting of Stockholders is more than 30 days before or after May 28, 2025, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. The proponent and the proposal must comply with the requirements set forth in the federal securities laws, including Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement and proxy card for the 2025 Annual Meeting.

In addition, the Company’s Bylaws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in the Company’s proxy materials and nominations of persons for election as directors before an annual meeting of stockholders. In accordance with our Bylaws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2025 Annual Meeting, a stockholder’s notice must be delivered no earlier than January 29, 2025 and no later than February 28, 2025 and must contain the information specified in the Bylaws. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, a stockholder who intends to solicit proxies in support of director nominees other than Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 28, 2025, and must also comply with all other requirements of Rule 14a-19 under the Exchange Act. The Company will disregard any proxies solicited for a stockholder’s director nominee(s) if such stockholder fails to comply with such requirements.

Stockholders should review our Bylaws, which contain more detailed information regarding the requirements about advance notice of and procedures for stockholder proposals. All proposals should be sent to our corporate office and directed to our Corporate Secretary, Atlas Lithium Corporation, Rua Buenos Aires, 10 –14th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.315-570.

Expenses of Soliciting Proxies

Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person and will not receive any additional compensation for such efforts. We will pay all other costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Proxy Statement and Annual Report unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.

If you wish to receive a separate copy of this Proxy Statement and Annual Report, please contact: Corporate Secretary, Atlas Lithium Corporation, Rua Buenos Aires, 10 –14th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.315-570.

If you do not wish to participate in householding in the future and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-866-540-7095. If you are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.

Other Matters

The Company does not intend to bring any other matters before the Annual Meeting, nor does the Company have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the person named as proxy holder to vote using their judgment.

By Order of the Board of Directors,

Marc Fogassa
Chairman of the Board of Directors

April 15, 2024

30

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATLX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46590-P05080 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATLAS LITHIUM CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Marc Fogassa	☐	☐	☐
1b. Roger F. Noriega	☐	☐	☐
1c. Cassiopeia Olson	☐	☐	☐
1d. Stephen R. Petersen	☐	☐	☐
1e. Brian Talbot	☐	☐	☐

	For	Against	Abstain
2. The ratification of BF Borgers CPA PC as the independent registered public accounting firm.	☐	☐	☐
3. The approval of equity grants as director compensation to the independent directors of the company.	☐	☐	☐
4. The approval of the non-binding advisory resolution of the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote for 2 Years:	1 Year	2 Years	3 Years	Abstain
5. The recommendation on the frequency of future non-binding advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V46591-P05080

ATLAS LITHIUM CORPORATION
Annual Meeting of Stockholders
May 28, 2024, 10:00 a.m. ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc Fogassa, as proxy, with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and/or Preferred Stock of ATLAS LITHIUM CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m. ET on May 28, 2024, at www.virtualshareholdermeeting.com/ATLX2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side